 Press Release

Investor Contact:	Press Contact:
Rosemary Moothart Director of Investor Relations +1-425-519-4068 rosemarym@onyx.com	Robert Craig Director of Public Relations +1-617-314-6846 pr@onyx.com
Onyx Software Reports Q1 2006 Results
BELLEVUE, WA — May 10, 2006 — Onyx® Software Corporation (NASDAQ:ONXS) today announced financial results for the 2006 first quarter ended March 31, 2006 and filed the quarterly report on Form 10-Q with the Securities and Exchange Commission (SEC).
“We posted total revenue that met the guidance we provided on February 14th and the loss per share was better than we had previously expected,” said Janice P. Anderson, chair and chief executive officer of Onyx Software. “On April 7, 2006, we announced that we had retained Piper Jaffray & Co. as our financial advisor to assist our board of directors in reviewing strategic opportunities to enhance shareholder value. That process is ongoing and the company expects to provide a formal update on this process when appropriate.”
Total revenue in the first quarter of 2006 was $12.0 million, compared with $14.1 million in the first quarter last year. Sequentially, total revenue in the fourth quarter of 2005 was $15.4 million. License revenue in the first quarter of 2006 was $2.0 million, compared with $3.9 million in the first quarter last year. License revenue in the fourth quarter of 2005 was $4.7 million.
For the first quarter of 2006, the company reported net loss of $2.2 million, or a loss of $0.12 per share, compared with net loss of $600,000, or a loss of $0.04 per share, in the same period last year. For the first time, the 2006 first quarter results include stock-based compensation expense, which totaled $494,000.
For the first quarter of 2006, non-GAAP operating loss, which excludes stock-based compensation and amortization of acquired technology, was $1.4 million. For the first quarter of 2005, non-GAAP operating loss, which excluded amortization of intangibles, stock-based compensation expense, restructuring and severance, was $257,000.
Onyx believes that supplementary disclosure regarding non-GAAP operating results assists in comparing current operating results with those of past periods. A reconciliation of non-GAAP operating loss to GAAP operating loss is included with the financial tables that follow this release. Use of non-GAAP results should not be considered a substitute for Onyx’s GAAP financial results.
On March 31, 2006, Onyx had cash and cash equivalents of $18.8 million compared with $21.6 million on December 31, 2005.
The company will not host an investor call to discuss the results. Investors may access the first quarter Form 10-Q on the Investor Relations section of the Onyx Web site at www.onyx.com.

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Onyx Software
About Onyx Software
Onyx Software Corporation (NASDAQ:ONXS) is a worldwide leader in customer management and process software for enterprise-caliber customers. Onyx provides flexible solutions that enable organizations to automate, manage, and evolve their customer processes quickly and cost-effectively for strategic advantage. By providing an integrated suite of customer process automation applications encompassing customer management, process management, and analytics capabilities, Onyx enables enterprises to reduce costs, increase productivity and grow revenue. Major companies are aligning their customer-facing departments and managing their customer processes with Onyx software – companies such as Amway Corporation, Delta Dental, Mellon Financial Corporation, The Regence Group and State Street Corporation. More information can be found at (888) ASK-ONYX, info@onyx.com or http://www.onyx.com.
Forward-Looking Statement
This press release contains forward-looking statements, including statements about the potential benefits of our products and services, our expectations for future financial performance and growth, and the outcome of our ongoing evaluation of our strategic alternatives. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words “believe,” “expect,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx’s actual results include, but are not limited to, the success of our ongoing marketing programs, our ability to generate sufficient sales pipeline, our sales effectiveness, our ability to control expenses, our ability to retain customers on our maintenance and product support program, the expansion of our partner network and the ability of these partners to effectively sell our products and the “Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price” described in our annual report on form 10-K for the period ended December 31, 2005. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.
Onyx is a registered trademark of Onyx Software Corporation in the United States and other countries.
Other product or service names mentioned herein are the trademarks of their respective owners.
FINANCIAL TABLES FOLLOW
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Onyx Software Corporation
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
Revenue:
License	$2,014	$3,861
Service	9,996	10,196

Total revenue	12,010	14,057
Costs of revenue
Cost of license	278	437
Amortization of acquired technology	256	256
Cost of service	4,109	4,207

Total cost of revenue	4,643	4,900
Gross margin	7,367	9,157
Operating Expenses
Sales and marketing	3,971	4,416
Research and development	3,149	2,477
General and administrative	2,445	2,777

Total operating expenses	9,565	9,670

Operating loss	(2,198)	(513)

Other income (expense), net	38	(203)

Loss before income taxes	(2,160)	(716)
Income tax provision (benefit)	14	(19)
Minority interest in consolidated subsidiary	—	(78)

Net loss	$(2,174)	$(619)

Basic and diluted net loss per share	$(0.12)	$(0.04)

Shares used in computation of basic and diluted net loss per share	18,215	14,618

Onyx Software Corporation
Supplemental Non-GAAP Information:
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
Operating loss	$(2,198)	$(513)
Adjustments to reconcile operating loss in the the financial statements to non-GAAP operating loss:
Amortization of acquired technology	256	256
Stock Based Compensation	494

Non-GAAP operating loss	$(1,448)	$(257)

Net Loss	$(2,174)	$(619)
Adjustments to reconcile net loss in the financial statements to non-GAAP net income loss:
Amortization of acquired technology	256	256
Change in fair value of outstanding warrants	—	(2)
Stock Based Compensation	494	—

Non-GAAP net loss	$(1,424)	$(365)

Non-GAAP basic and diluted net loss per share	$(0.08)	$(0.03)

Shares used in computation of basic and diluted net loss per share	18,215	14,618

Onyx Software Corporation
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	March 31,	December 31,
	2006	2005
Assets
Current Assets:
Cash and cash equivalents	$18,812	$21,574
Accounts receivable, net	7,740	11,533
Prepaid expenses and other current assets	2,048	2,015

Total current assets	28,600	35,122

Property and equipment, net	2,442	2,709
Purchased technology, net	2,816	3,071
Goodwill, net	9,310	9,204
Other assets	561	556

Total Assets	$43,729	$50,662

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$1,649	$2,054
Salary and benefits payable	1,012	1,760
Accrued liabilities	2,665	3,118
Income taxes payable	43	87
Current portion of restructuring-related liabilities	9	208
Current portion of term loan	167	167
Deferred revenue	11,177	15,211

Total current liabilities	16,722	22,605

Long-term deferred revenue	969	1,032
Long-term purchased technology obligation	921	908
Long-term deferred rent	628	639
Term loan	14	56
Long-term restructuring-related liabilities	170	—

Shareholders’ Equity
Common stock	155,384	154,277
Accumulated deficit	(132,152)	(129,978)
Accumulated other comprehensive income	1,073	1,123

Total shareholders’ equity	24,305	25,422

Total Liabilities and Shareholders’ Equity	$43,729	$50,662